Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal Year 2026 Financial Results

February 26, 2026 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an edge AI semiconductor company, today announced fourth quarter and full year fiscal 2026 financial results for the period ended January 31, 2026.

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Revenue for the fourth quarter of fiscal 2026 was $100.9 million, up 20.1% from $84.0 million in the same period in fiscal 2025. For the fiscal year ended January 31, 2026, revenue was $390.7 million, up 37.2% from $284.9 million for the fiscal year ended January 31, 2025.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2026 was 58.4%, compared with 60.0% for the same period in fiscal 2025. For the fiscal year ended January 31, 2026, GAAP gross margin was 59.2%, compared with 60.5% for the fiscal year ended January 31, 2025.

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GAAP net loss for the fourth quarter of fiscal 2026 was $16.4 million, or loss per diluted ordinary share of $0.38, compared with a GAAP net loss of $20.2 million, or loss per diluted ordinary share of $0.48, for the same period in fiscal 2025. GAAP net loss for the fiscal year ended January 31, 2026 was $75.9 million, or loss per diluted ordinary share of $1.78. This compares with GAAP net loss of $117.1 million, or loss per diluted ordinary share of $2.84, for the fiscal year ended January 31, 2025.

Financial results on a non-GAAP basis for the fourth quarter and full year fiscal 2026 are as follows:

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Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2026 was 59.8%, compared with 62.0% for the same period in fiscal 2025. For the fiscal year ended January 31, 2026, non-GAAP gross margin was 60.7%, compared with 62.7% for the fiscal year ended January 31, 2025.

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Non-GAAP net profit for the fourth quarter of fiscal 2026 was $5.5 million, or earnings per diluted ordinary share of $0.13. This compares with non-GAAP net profit of $4.8 million, or earnings per diluted ordinary share of $0.11, for the same period in fiscal 2025. Non-GAAP net profit for the fiscal year ended January 31, 2026 was $26.9 million, or earnings per diluted ordinary share of $0.62. This compares with non-GAAP net loss of $6.8 million, or loss per diluted ordinary share of $0.16, for the fiscal year ended January 31, 2025.

Based on information available as of today, Ambarella is offering the following guidance for the first quarter of fiscal year 2027, ending April 30, 2026:

•	Revenue is expected to be between $97.0 million and $103.0 million

•	Gross margin on a non-GAAP basis is expected to be between 59.0% and 60.5%

•	Non-GAAP operating expenses are expected to be between $55.0 million and $58.0 million

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and acquisition-related costs adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the fourth quarter of fiscal 2026 was $312.6 million, compared with $295.3 million at the end of the prior quarter and $250.3 million at the end of the same quarter a year ago.

“Our F2026 revenue grew 37%, achieving an annual revenue record. Edge AI SoCs represented 80% of revenue, all of which is generated from a broad range of physical AI applications leveraging our deep learning AI accelerator. We expect total revenue growth of 10% to 15% in F2027,” said Fermi Wang, President & CEO. “We continue to build upon our edge AI leadership as we execute on new products, enhance our Cooper Development Platform, build an indirect sales channel and establish a semi-custom/custom ASIC model. Our edge AI leadership stands out, with approximately $1 billion in cumulative edge AI revenue, a portfolio of 12 AI SoCs covering a wide variety of edge AI use cases, support for up to 34 billion parameter models, more than 370 unique customer AI projects in production, and at least 200 different model architectures implemented successfully on our AI SoCs.”

Stock Repurchase

During the second quarter of fiscal year 2026, Ambarella’s Board of Directors approved an extension of the current share repurchase program for an additional twelve months ending June 30, 2026. In the fourth quarter of fiscal year 2026, the company did not repurchase shares. In the first quarter of fiscal year 2026, the company repurchased a total of 24,152 shares for total consideration of approximately $1.0 million. The repurchased shares were recorded as authorized but unissued shares. As of today, there is approximately $48.0 million available for repurchase under the company’s stock repurchase program. The repurchase program does not obligate the company to acquire any particular amount of ordinary shares, and it may be suspended at any time at the company’s discretion.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and John Young, Chief Financial Officer, to discuss the fourth quarter of fiscal year 2026 results. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

With an installed base of more than 42 million AI SoC units, Ambarella’s products are utilized in a wide variety of physical edge AI applications, spanning edge endpoint and edge infrastructure use cases including physical security, vehicle safety, telematics, autonomy, portable video, aerial drones, and other emerging robotic applications. Building on this footprint, Ambarella offers a full-stack edge AI platform, from highly optimized silicon and programmable software to AI agentic frameworks that coordinate perception, decision-making and control across devices. Ambarella’s low-power systems-on-chip (SoCs) integrate proprietary and highly efficient perception and deep learning neural network AI accelerators, enabling electronic systems to become more productive with partial or complete levels of machine autonomy. For more information, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” “should,” or similar expressions, including the guidance for the first quarter of fiscal year 2027 ending April 30, 2026, and the comments of our CEO relating to our expectation of future revenue growth, including for the full year of fiscal 2027, our ability to sustain our edge AI R&D investment and new product development, the breadth of our opportunities in edge AI applications, and our ability to build an indirect sales channel and establish a semi-custom/custom ASIC model. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, global economic and political conditions; changes in government policies, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our customers’ ability to manage their inventory requirements; our growth strategy; our ability to anticipate future market demands and future needs of our customers, particularly for AI inference applications; our ability to introduce, and to generate revenue from, new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as AI functionality and advanced networks, including vision-language models and GenAI; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets and applications, such as edge infrastructure; anticipated trends and challenges, including competition, in the markets in which we operate; risks associated with global health conditions and associated risk mitigation measures; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2025 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the fourth quarter of fiscal year 2026, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the first quarter of fiscal year 2027, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
Revenue	$100,867	$84,015	$390,702	$284,865
Cost of revenue	41,954	33,634	159,436	112,535

Gross profit	58,913	50,381	231,266	172,330

Operating expenses:
Research and development	58,515	56,823	238,519	226,109
Selling, general and administrative	18,830	18,911	75,274	72,816

Total operating expenses	77,345	75,734	313,793	298,925
Loss from operations	(18,432)	(25,353)	(82,527)	(126,595)
Other income, net	2,334	2,360	8,830	8,867

Loss before income taxes	(16,098)	(22,993)	(73,697)	(117,728)
Provision (benefit) for income taxes	337	(2,759)	2,168	(602)

Net loss	$(16,435)	$(20,234)	$(75,865)	$(117,126)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.38)	$(0.48)	$(1.78)	$(2.84)

Diluted	$(0.38)	$(0.48)	$(1.78)	$(2.84)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	43,183,380	41,828,944	42,704,312	41,303,287

Diluted	43,183,380	41,828,944	42,704,312	41,303,287

The following tables present details of stock-based compensation and acquisition-related costs included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
		(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$600	$931	$2,989	$3,270
Research and development	14,135	18,372	65,468	73,025
Selling, general and administrative	6,246	8,245	29,583	31,748

Total stock-based compensation	$20,981	$27,548	$98,040	$108,043

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
		(unaudited, in thousands)
Acquisition-related costs:
Cost of revenue	$757	$757	$3,028	$3,028
Research and development	—	—	—	—
Selling, general and administrative	456	456	1,824	2,016

Total acquisition-related costs	$1,213	$1,213	$4,852	$5,044

The difference between GAAP and non-GAAP gross margin was 1.4% and 2.0%, or $1.4 million and $1.7 million, for the three months ended January 31, 2026 and 2025, respectively. The difference between GAAP and non-GAAP gross margin was 1.5% and 2.2%, or $6.0 million and $6.3 million, for the fiscal years ended January 31, 2026 and 2025, respectively. The differences were due to the effect of stock-based compensation and amortization of acquisition-related costs.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2026	2025	2026	2025
		(unaudited)
GAAP net loss	$(16,435)	$(20,234)	$(75,865)	$(117,126)
Non-GAAP adjustments:
Stock-based compensation expense	20,981	27,548	98,040	108,043
Acquisition-related costs	1,213	1,213	4,852	5,044
Income tax effect	(214)	(3,760)	(161)	(2,744)

Non-GAAP net income (loss)	$5,545	$4,767	$26,866	$(6,783)

GAAP - diluted weighted average shares	43,183,380	41,828,944	42,704,312	41,303,287
Non-GAAP - diluted weighted average shares	44,095,231	42,533,654	43,361,860	41,303,287
GAAP - diluted net loss per share	$(0.38)	$(0.48)	$(1.78)	$(2.84)
Non-GAAP adjustments:
Stock-based compensation expense	0.49	0.66	2.30	2.62
Acquisition-related costs	0.03	0.03	0.11	0.12
Income tax effect	(0.01)	(0.09)	—	(0.06)
Effect of Non-GAAP - diluted weighted average shares	—	(0.01)	(0.01)	—
Non-GAAP - diluted net income (loss) per share	$0.13	$0.11	$0.62	$(0.16)

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31, 2026	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$191,019	$144,622
Marketable debt securities	121,552	105,643
Accounts receivable, net	39,180	29,767
Inventories	52,246	34,428
Restricted cash	442	7
Prepaid expenses and other current assets	5,836	6,084

Total current assets	410,275	320,551
Property and equipment, net	11,553	9,084
Intangible assets, net	58,046	47,279
Operating lease right-of-use assets, net	12,118	5,188
Goodwill	303,625	303,625
Other non-current assets	2,983	3,241

Total assets	$798,600	$688,968

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	54,029	21,775
Accrued and other current liabilities	97,964	80,781
Operating lease liabilities, current	2,027	2,829
Income taxes payable	1,531	1,383
Deferred revenue, current	22,393	14,226

Total current liabilities	177,944	120,994
Operating lease liabilities, non-current	11,408	2,436
Other long-term liabilities	14,459	4,126

Total liabilities	203,811	127,556

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	19	19
Additional paid-in capital	922,119	813,683
Accumulated other comprehensive income (loss)	573	(233)
Accumulated deficit	(327,922)	(252,057)

Total shareholders’ equity	594,789	561,412

Total liabilities and shareholders’ equity	$798,600	$688,968

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.coml